Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

ABAXIS, INC.

ARTICLE I

OFFICES

Section 1.1           Principal Executive Office.

The principal executive office for the transaction of the business of the corporation shall be at such place inside or outside the State of California as the Board of Directors may determine from time to time.

Section 1.2           Other Offices.

Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1           Place of Meetings.

All meetings of shareholders shall be held either at the principal executive office or at any other place within or without the State of California that may be designated by the Board of Directors.

Section 2.2           Annual Meetings.

The annual meetings of shareholders shall be held on such day and at such hour as may be fixed by resolution of the Board of Directors. At such meeting, Directors shall be elected, and any other proper business may be transacted.

Section 2.3           Special Meetings.

Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting. Notice of such special meeting shall be given in the same manner as for the annual meeting of shareholders. Notices of any special meetings shall specify in addition to the place, date and hour of such meeting, the general nature of the business to be transacted thereat.

Section 2.4           Notice of Meetings or Reports.

Written notice of each meeting of shareholders shall be given not less than ten (10) days (or, if sent by third-class mail, thirty (30)) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall be given personally, by electronic transmission by the corporation, by first-class mail (or in the case of a corporation with outstanding shares held of record by 500 or more persons on the record date for the shareholders’ meeting, by third-class mail) or other means of written communication, addressed or delivered to each shareholder entitled to vote at such meeting at the address of such shareholder appearing on the books of the corporation or given by him to the corporation for the purpose of such notice. If a shareholder gives no address or no such address appears on the books of the corporation, notice shall be given to the shareholder at the place where the principal executive office of the corporation is located, or by publication at least once in a newspaper of general circulation in the county in which said office is located. The notice shall be deemed to have been given at the time when delivered personally, sent by electronic transmission by the corporation, deposited in the mail, published or sent by other means of written communication. An affidavit of delivery or mailing, or other authorized means of transmitting, of any notice in accordance with the provisions of this Section 2.4, executed by the Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice. If any notice addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders. Notice shall not be given by electronic transmission by the corporation after either one of the following: (i) the corporation is unable to deliver two (2) consecutive notices to the shareholder by that means or (ii) the inability to so deliver such notices to the shareholder becomes known to the Secretary, the transfer agent, or other person responsible for the giving of the notice.

All such notices shall state the place, the date and the hour of such meeting, and shall state such matters, if any, as may be expressly required by the California General Corporation Law (the “Code”).

Upon request by any person or persons entitled to call a special meeting, the Chairman of the Board, Chief Executive Officer, President or Secretary shall within twenty (20) days after receipt of the request cause notice to be given to the shareholders entitled to vote that a special meeting will be held at a time requested by the person or persons calling the meeting, but not less than thirty-five (35) nor more than sixty (60) days after receipt of the request.

All other notices shall be sent by the Secretary or if there be no such officer, or in the case of his or her neglect or refusal to act, by any other officer, or by persons calling the meeting.

Section 2.4(A)           Notice of Shareholder Business.

At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before an annual meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, it must be a proper matter for shareholder action under the Code, and the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder proposal to be presented at an annual meeting shall be addressed to the Secretary and received at the corporation’s principal executive offices not less than 120 calendar days in advance of the first anniversary of the date that the corporation’s (or the corporation’s predecessor’s) proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 calendar days earlier than the date contemplated at the time of the previous year’s proxy statement, notice by the shareholders to be timely must be received not later than the close of business on the 10th day following the day on which the date of the annual meeting is publicly announced.

“Public announcement” for purposes hereof shall mean disclosure in a press release reported by the Dow Jones News Service, PR NewsWire, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. In no event shall the public announcement at an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

A shareholder’s notice to the Secretary of the corporation shall set forth as to each matter the shareholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class and number of shares of the corporation which are beneficially owned by the shareholder and such other beneficial owner, and (iv) any material interest of the shareholder and such other beneficial owner in such business.

Section 2.5           Adjourned Meetings and Notice Thereof.

Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares entitled to vote thereat represented either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 2.7 of these By-Laws.

When a shareholders’ meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; except that if the adjournment is for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

Section 2.6           Voting.

Except as otherwise provided in the Articles of Incorporation and subject to Section 6.1 of these By-Laws, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Vote may be viva voce or by ballot; provided, however, that elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.

Every shareholder entitled to vote at any election for Directors may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which his or her shares are entitled, or to distribute his or her votes on the same principle among as many candidates as he thinks fit, provided that no shareholder shall be entitled to cumulate votes unless such candidate’s or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, shall be elected.

Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it shall be conclusively presumed that the shareholder’s approving vote is with respect to all shares said shareholder is entitled to vote.

Section 2.7           Quorum.

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless otherwise required by the Articles of Incorporation or the Code.

The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.8           Consent to Shareholders’ Meetings.

The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, except as to approval of contracts between the corporation and any of its directors, amendment of the Articles of Incorporation, reorganization of the corporation or winding up the affairs of the corporation.

Section 2.9           Action Without Meeting.

Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, that except to fill a vacancy as provided in Section 3.6 of these By-Laws, Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of Directors.

Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of the following actions approved by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders entitled to vote who have not consented in writing at least ten (10) days before the consummation of the action authorized by such approval:

1.           Approval of a contract or other transaction between the corporation and one or more of its Directors, or between the corporation and any corporation, firm or association in which one or more of its Directors has a material financial interest.

2.           Approval of any indemnification to be made by the corporation of a person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person was or is an agent of the corporation.

3.           Approval of the principal terms of a reorganization.

4.           Approval of a plan of distribution of the shares, obligations or securities of any other corporation, or assets other than money, which is not in accordance with the liquidation rights of the preferred shares as specified in the Articles of Incorporation or a Certificate of Determination.

Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice of the taking of any corporate action not listed above which is approved by shareholders without a meeting by less than unanimous written consent, shall be given to those shareholders entitled to vote who have not consented in writing.

Such notice shall be given as provided in Section 2.4 of these By-Laws.

Section 2.10         Proxies.

Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless the proxy states that it is irrevocable and satisfies Section 705(e) of the Code, in which event it is irrevocable for the period specified in the writing and Section 705(e).

Section 2.11         Conduct of Meeting.

The Chief Executive Officer, or if the Chief Executive Officer is unavailable, such other officer of the corporation designated by the Board of Directors, will call meetings of the shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by (i) imposing restrictions on the persons (other than shareholders of the corporation or their duly appointed proxies) who may attend any such meeting, (ii) ascertaining whether any shareholder or his or her proxy may be excluded from any meeting of the shareholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the shareholders.

ARTICLE III

DIRECTORS

Section 3.1           Powers.

Subject to the limitations stated in the Articles of Incorporation, these By-Laws, and the Code as to actions which shall be approved by the shareholders or by the affirmative vote of a majority of the outstanding shares entitled to vote, and subject to the duties of Directors as prescribed by the Code, all corporate powers shall be exercised by, or under the direction of, and the business and affairs of the corporation shall be managed by, the Board of Directors.

Section 3.2           Number of Directors; Chairman of the Board and Lead Directors.

The authorized number of Directors of the corporation shall not be less than four (4) nor more than seven (7). The exact number of Directors may be fixed within the limits specified in this Section 3.2 by a Bylaw duly adopted by the shareholders or by resolution of the Board of Directors. The minimum or maximum number of Directors provided in this Section 3.2 may be changed or a definite number fixed without provisions for an indefinite number by a Bylaw duly adopted by the affirmative vote of a majority of the outstanding shares entitled to vote. The corporation may have, at the discretion of the Board of Directors, a Chairman of the Board of Directors and/or one or more Lead Directors. The Chairman of the Board of Directors, if there is one, or a Lead Director, shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe or as may be prescribed by these By-Laws. If there is more than one Lead Director, the Board of Directors may prescribe different responsibilities to each Lead Director.

Section 3.3           Election and Term of Office.

The Directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of the shareholders held for that purpose. All Directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any Director. A Director need not be a shareholder.

Section 3.4           Resignation.

Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 3.5           Removal.

The entire Board of Directors or any individual Director may be removed from office, prior to the expiration of their or his or her term of office only in the manner and within the limitations provided by the Code.

No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of such Director’s term of office.

Section 3.6           Vacancies.

A vacancy in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting.

Vacancies in the Board of Directors may be filled by a majority of the Directors then in office, whether or not less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until the expiration of the term for which he was elected and until his or her successor is elected at an annual or a special meeting of the shareholders, or until his or her death, resignation or removal.

The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote. A Director may not be elected by written consent to fill a vacancy created by removal except by unanimous written consent of all shares entitled to vote for the election of directors.

Section 3.6(A)     Nomination of Director Candidates.

Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of Directors at an annual meeting may be made by (i) the Board of Directors or a duly authorized committee thereof or (ii) any shareholder entitled to vote in the election of Directors generally who complies with the procedures set forth in this Bylaw and who is a shareholder of record at the time notice is delivered to the Secretary of the corporation. Any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at an annual meeting only if timely notice of such shareholder’s intent to make such nomination or nominations has been given in writing to the Secretary of the corporation. To be timely, a shareholder nomination for a director to be elected at an annual meeting shall be received at the corporation’s principal executive offices not less than 120 calendar days in advance of the first anniversary of the date that the corporation’s (or the corporation’s predecessor’s) proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholders to be timely must be received not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination, of the beneficial owner, if any, on whose behalf the nomination is being made and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder or such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the corporation if so elected. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Notwithstanding the third sentence of this Section 3.6(A), in the event that the number of Directors to be elected at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least 130 days prior to the first anniversary of the date that the corporation’s (or its predecessor’s) proxy statement was released to shareholders in connection with the previous year’s annual meeting, a shareholder’s notice required by this Section 3.6(A) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting by (i) or at the direction of the Board of Directors or a committee thereof or (ii) any shareholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a shareholder of record at the time such notice is delivered to the Secretary of the corporation. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the corporation’s notice of meeting, if the shareholder’s notice as required by paragraph (a) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, PR NewsWire, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Only persons nominated in accordance with the procedures set forth in this Section 3.6(A) shall be eligible to serve as directors. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty (a) to determine whether a nomination was made in accordance with the procedures set forth in this Section 3.6(A) and (b) if any proposed nomination was not made in compliance with this Section 3.6(A), to declare that such nomination shall be disregarded.

If the Chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of this Section 3.6(A), such nomination shall be void; provided, however, that nothing in this Section 3.6(A) shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.

Section 3.7           Organization Meeting.

Immediately after each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, the election of officers and the transaction of other business. No notice of such meeting need be given.

Section 3.8           Other Regular Meetings.

The Board of Directors may provide by resolution the time and place for the holding of regular meetings of the Board; provided, however, that if the date so designated falls upon a legal holiday, then the meeting shall be held at the same time and place on the next succeeding day which is not a legal holiday. No notice of such regular meetings of the Board need be given.

Section 3.9           Calling Meetings.

Meetings of the Board of Directors for any purpose or purposes shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary or any two Directors of the corporation.

Section 3.10         Place of Meetings.

Meetings of the Board of Directors shall be held at any place within or without the State of California which may be designated in the notice of the meeting, or, if not stated in the notice or there is no notice, designated by resolution of the Board. In the absence of such designation, meetings of the Board of Directors shall be held at the principal executive office of the corporation.

Section 3.11         Telephonic Meetings.

Members of the Board may participate in a regular or special meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 3.11 constitutes presence in person at such meeting.

Section 3.12         Notice of Special Meetings.

Written notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each Director, or sent to each Director by mail, telephone or telegraph. In case such notice is sent by mail, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone or telegraph, it shall be so delivered at least forty-eight (48) hours prior to the time of the holding of the meeting. Such notice may be given by the Secretary of the corporation or by the persons who called said meeting. Such notice need not specify the purpose of the meeting, and notice shall not be necessary if appropriate waivers, consents and/or approvals are filed in accordance with Section 3.13 of these By-Laws.

Section 3.13         Waiver of Notice.

Notice of a meeting need not be given to any Director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.14         Action Without Meeting.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

Section 3.15         Quorum.

A majority of the authorized number of Directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors, unless the Articles of Incorporation, or the Code, specifically requires a greater number. In the absence of a quorum at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting as provided in Section 3.16 of these By-Laws. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of enough Directors to leave less than a quorum, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.16         Adjournment.

Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the vote of a majority of the Directors present. Notice of the time and place of the adjourned meeting need not be given to absent Directors if said time and place are fixed at the meeting adjourned.

Section 3.17         Inspection Rights.

Every Director shall have the absolute right at any time to inspect, copy and make extra copies of, in person or by agent or attorney, all books, records and documents of every kind and to inspect the physical properties of the corporation.

Section 3.18         Fees and Compensation.

Directors and members of committees may receive such compensation, if any, for their services, and may be reimbursed for expenses, as fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

ARTICLE IV

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 4.1           Executive Committee.

The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, appoint an executive committee, consisting of two or more Directors. The Board may designate one or more Directors as an alternate member of such committee, who may replace any absent member at any meeting of the committee. The executive committee, subject to any limitations imposed by the Code, or by resolution adopted by the affirmative vote of a majority of the authorized number of Directors, or imposed by the Articles of Incorporation or by these By-Laws, shall have and may exercise all of the powers of the Board of Directors.

Section 4.2           Other Committees.

The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate such other committees, each consisting of two or more Directors, as it may from time to time deem advisable to perform such general or special duties as may from time to time be delegated to any such committee by the Board of Directors, subject to the limitations contained in the Code, or imposed by the Articles of Incorporation or by these By-Laws. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee shall have authority to act in a manner and to the extent provided in the resolution of the Board of Directors and may have all the authority of the Board of Directors, except with respect to:

(a)          the approval of any action that, under the Code, also requires shareholders’ approval or approval of the outstanding shares;

(b)         the filling of vacancies on the Board of Directors or in any committee;

(c)         the fixing of compensation of any director or directors for serving on the Board of Directors or on any committee;

(d)         the amendment or repeal of these By-Laws or the adoption of new bylaws;

(e)         the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

(f)          a distribution to the shareholders of the corporation, except at a rate, in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board of Directors; and

(g)         the appointment or designation of any other committee of the Board of Directors or the members thereof.

Section 4.3           Minutes and Reports.

Each committee shall keep regular minutes of its proceedings, which shall be filed with the Secretary. All action by any committee shall be reported to the Board of Directors at the next meeting thereof, and, insofar as rights of third parties shall not be affected thereby, shall be subject to revision and alteration by the Board of Directors.

Section 4.4           Meetings.

Except as otherwise provided in these By-Laws or by resolution of the Board of Directors, each committee shall adopt its own rules governing the time and place of holding and the method of calling its meetings and the conduct of its proceedings and shall meet as provided by such rules, and it shall also meet at the call of any member of the committee. Unless otherwise provided by such rules or by resolution of the Board of Directors, committee meetings shall be governed by Sections 3.11, 3.12 and 3.13 of these By-Laws.

Section 4.5           Term of Office of Committee Members.

The term of office of any committee member shall be as provided in the resolution of the Board of Directors designating him but shall not exceed his or her term as a Director. Any member of a committee may be removed at any time by resolution adopted by Directors holding a majority of the directorships, either present at a meeting of the Board or by written approval thereof.

ARTICLE V

OFFICERS

Section 5.1           Officers.

Subject to Section 5.3, the officers of the corporation shall be a Chief Executive Officer and/or a President, a Secretary and a Chief Financial Officer. One person may hold two or more offices.

Section 5.2           Election.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.5, shall be chosen by the Board of Directors and each shall hold his or her office until he shall resign or shall be removed or otherwise disqualified to serve, or his or her successor shall be elected and qualified.

Section 5.3           Other Officers.

The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine.

Section 5.4           Removal and Resignation.

Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of the Chief Executive Officer, by an officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.5           Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to such office.

Section 5.6           Chief Executive Officer.

The Chief Executive Officer shall be the general manager and chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation. He shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these By-Laws.

Section 5.7           President.

The President shall have the powers and duties as may be prescribed by the Board of Directors, the Chief Executive Officer or these By-Laws and shall be subject to the supervisory powers of the Chief Executive Officer, if the Chief Executive Officer is not also the President.

Section 5.8           Secretary.

The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board, and shareholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, or approvals of the minutes of meetings executed pursuant to these By-Laws or the Code. The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the corporation’s transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

The Secretary shall give or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these By-Laws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-Laws.

Section 5.9           Chief Financial Officer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account in written form or any other form capable of being converted into written form.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse all funds of the corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, President and Directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer, the Board of Directors or by these By-Laws.

Section 5.10         Persons Appointed by Chief Executive Officer.

(a)           The Chief Executive Officer of the corporation shall have the power, in the exercise of his or her discretion, to appoint additional persons to hold positions and titles such as vice president of the corporation or president of a division of the corporation, or similar such titles, as the business of the corporation may require, subject to paragraph (b) of this Section 5.10 and subject to such limits in appointment power as the Board of Directors may determine. The Board of Directors shall be advised of any such appointment at a meeting of the Board of Directors, and the appointment shall be noted in the minutes of the meeting. The minutes shall clearly state that such persons are non-corporate officers appointed pursuant to this Section 5.10.

(b)           Each such appointee shall have such title, shall serve in such capacity and shall have such authority and perform such duties as the Chief Executive Officer shall determine. Appointees may hold titles such as “president” of a division or other group within the corporation, or “vice president” of group within the corporation. However, any such appointee, absent specific election by the Board of Directors as an elected corporate officer, (i) shall not be considered an officer elected by the Board of Directors pursuant to this Article V and shall not have the executive powers or authority of corporate officers elected pursuant to this Article V, (ii) shall not be considered (1) an “officer” of the corporation for the purposes of Rule 3b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or an “executive officer” of the corporation for the purposes of Rule 3b-7 promulgated under the Exchange Act, and similarly shall not be considered an “officer” of the corporation for the purposes of Rule 16a-1(f) promulgated under the Exchange Act or an “executive officer” of the corporation for the purposes of Section 14 of the Exchange Act or (2) a “corporate officer” for the purposes of Section 312 of the Code, except in any such case as otherwise required by law, and (iii) shall be empowered to represent himself or herself to third parties as a title permitted by this paragraph (b), as applicable, only, and shall be empowered to execute documents, bind the corporation or otherwise act on behalf of the corporation only as authorized by the Chief Executive Officer or the President or by resolution of the Board of Directors.

Section 5.11         Compensation.

The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director of the corporation.

ARTICLE VI

MISCELLANEOUS

Section 6.1           Record Date.

The Board of Directors may fix, in advance, a time in the future as the record date for the determination of shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action. Shareholders on the record date are entitled to notice and to vote or receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares in the books of the corporation after the record date, except as otherwise provided by law. Said record date shall not be more than sixty (60) or less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

If no record date is fixed by the Board of Directors, the record date shall be fixed pursuant to the Code.

Section 6.2           Inspection of Corporate Records.

The accounting books and records, and minutes of proceedings of the shareholders and the Board of Directors and committees of the Board shall be open to inspection upon written demand made upon the corporation by any shareholder or the holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to his or her interest as a shareholder, or as the holder of such voting trust certificate. The record of shareholders shall also be open to inspection by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder’s interest as a shareholder or holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and to make extracts.

Section 6.3           Execution of Corporate Instruments.

The Board of Directors may, in its discretion, determine the method and designate the statutory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation. Unless otherwise specifically determined by the Board of Directors, formal contracts of the corporation, promissory notes, mortgages, evidences of indebtedness, conveyances or other instruments in writing, and any assignment or endorsement thereof, executed or entered into between the corporation and any person, may be signed by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Chief Financial Officer of the corporation.

Section 6.4           Ratification by Shareholders.

The Board of Directors may, subject to applicable notice requirements, in its discretion, submit any contract or act for approval or ratification of the shareholders at any annual meeting of shareholders, or at any special meeting of shareholders called for that purpose; and any contract or act which shall be approved or ratified by the affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of shareholders, shall be as valid and binding upon the corporation and upon the shareholders thereof as though approved or ratified by each and every shareholder of the corporation, unless a greater vote is required by law for such purpose.

Section 6.5           Annual Report.

For so long as the corporation has less than 100 holders of record of its shares, the mandatory requirement of an annual report is hereby expressly waived. The Board of Directors may, in its discretion, cause an annual report to be sent to the shareholders. Such reports shall contain at least a balance sheet as of the close of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, and shall be accompanied by any report thereon of independent accountants, or if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit in the books and records of the corporation.

A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement and/or a balance sheet of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request, and such statement shall be delivered or mailed to the person making the request within thirty (30) days thereafter. Such statements shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificates of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

Section 6.6           Representation of Shares of Other Corporations.

The Chief Executive Officer and President of this corporation are authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation and any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney and duly executed by said officers.

Section 6.7           Inspection of By-Laws.

The corporation shall keep in its principal executive office in this State the original or a copy of the By-Laws as amended or otherwise altered to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

ARTICLE VII

SHARES OF STOCK

Section 7.1           Form of Certificates.

The shares of the corporation shall be represented by certificates, or shall be uncertificated. Certificates for shares of stock of the corporation shall be in such form and design as the Board of Directors shall determine and shall be signed in the name of the corporation by the Chairman of the Board, the Chief Executive Officer, or the President and by the Chief Financial Officer or the Secretary. Each certificate shall state the certificate number, the date of issuance, the number, class or series and the name of the record holder of the shares represented thereby, the name of the corporation, and, if the shares of the corporation are classified or if any class of shares has two or more series, there shall appear the statement required by the Code.

Section 7.2           Transfer of Shares.

Shares of stock may be transferred in any manner permitted or provided by law. In the case of stock represented by certificate, before any transfer of stock is entered upon the books of the corporation, or any new certificate issued therefor, the older certificate, properly endorsed, shall be surrendered and cancelled, except when a certificate has been lost, stolen or destroyed.

Section 7.3           Lost Certificates.

The Board of Directors may order a new certificate for shares of stock to be issued in the place of any certificate alleged to have been lost, stolen or destroyed, but in every such case, the owner or the legal representative of the owner of the lost, stolen or destroyed certificates may be required to give the corporation a bond (or other adequate security) in such form and amount as the Board may deem sufficient to indemnify it against any claim that may be made against the corporation (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or issuance of such new certificate.

ARTICLE VIII

INDEMNIFICATION

Section 8.1           Indemnification by Corporation.

Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 8.2 of this Article VIII, the corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred by this Section shall include the right to be paid by the corporation expenses incurred in defending any such Proceeding in advance of its final disposition to the fullest extent authorized by the Code; provided, however, that, if required by the Code, the payment of such expenses incurred by such person in advance of the final disposition of such Proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this Section or otherwise.

Section 8.2           Right of Claimant to Bring Suit.

If a claim under Section 8.1 of this Article VIII is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Code for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or it shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Code, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 8.3           Indemnification of Employees and Agents of the Corporation.

The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the corporation.

Section 8.4           Rights Not Exclusive.

The rights conferred on any person by this Article VIII above shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, By-Law, agreement, vote of shareholders or disinterested directors or otherwise.

Section 8.5           Indemnity Agreements.

The Board of Directors is authorized to enter into a contract with any Director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VIII.

Section 8.6           Insurance.

The corporation may purchase and maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation (including a predecessor corporation), partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Code.

Section 8.7           Amendment, Repeal or Modification.

Any amendment, repeal or modification of any provision of this Article VIII by the shareholders or the Directors of the corporation shall not adversely affect any right or protection of a Director or officer of the corporation existing at the time of such amendment, repeal or modification.

ARTICLE IX

AMENDMENTS

Section 9.1           Power of Shareholders.

New By-Laws may be adopted or these By-Laws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the written consent thereof, except as otherwise provided by law or by the Articles of Incorporation.

Section 9.2           Power of Directors.

Subject to the right of shareholders as provided in Section 9.1 of these By-Laws, By-Laws other than a By-Law or amendment thereof specifying or changing the authorized number of Directors, or the minimum or maximum number of a variable Board of Directors, or changing from a fixed to a variable Board of Directors or vice versa, may be adopted, amended or repealed by the approval of the Board of Directors.